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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Integral Vision, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PURPOSE OF THE MEETING
VOTING
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS
OTHER BUSINESS
INTEGRAL VISION, INC. AUDIT COMMITTEE CHARTER

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Integral Vision, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Integral Vision, Inc., a Michigan corporation, will be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan 48335, on Thursday, May 26, 2005, at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect five Directors;

2.	To amend the articles of incorporation of the Company to increase the authorized common stock from 31,000,000 shares to 41,000,000 shares; and

3.	To transact such other business as may properly come before the meeting.

In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at April 18, 2005. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

Max A. Coon
Secretary

Farmington Hills, Michigan
April 29, 2005

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integral Vision, Inc. (the Company) for use at the Annual Meeting of Shareholders of the Company to be held on May 26, 2005 at 4:00 p.m., or any adjournments thereof. This Proxy Statement is being mailed on or about April 29, 2005 to all holders of record of common stock of the Company as of the close of business on April 18, 2005.

PURPOSE OF THE MEETING

     The purpose of this Annual Meeting of Shareholders shall be to elect Directors, to amend the Company’s articles of incorporation, and to transact such other business as may properly come before the meeting.

VOTING

     Common Stock with no par value and Series A Convertible Preferred Stock are the only voting stocks of the Company. Only holders of record at the close of business on April 18, 2005 are entitled to vote. In the case of Common Stock, holders are entitled to one (1) vote for each share held. In the case of series A Convertible Preferred Stock, the holder shall have the same voting rights as a holder of Common Stock having a number of shares of Common Stock equal to the number of Conversion Shares issuable upon conversion of such holder’s Preferred Stock in full as to such holder. As of April 15, 2005, the Company had 22,084,076 common shares outstanding and 7,000 preferred shares outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

     All shares represented by proxies shall be voted “FOR” each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Farmington Hills, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting. All Shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

     Directors are elected by plurality vote, meaning that the five persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most corporate governance actions other than elections of directors are approved by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

ELECTION OF DIRECTORS

     It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Although the Company’s Board of Directors is currently composed of five members, the bylaws of the Company allow for up to nine directors. In the event qualified individuals are identified after the Annual Meeting of Shareholders, up to four additional directors could be appointed at such later date by the Board.

     The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

	Present Position with the
	Company and Principal		Served as
Name	Occupation	Age	Director Since
Max A. Coon	Secretary and	70	1978
	Vice Chairman of the
	Board of Integral Vision, Inc.;
	President and Chairman
	of the Board of Maxco, Inc.

Charles J. Drake	Chairman of the Board	64	1978
	and Chief Executive Officer
	of Integral Vision, Inc.

Samuel O. Mallory	Director of Integral Vision,	72	2001
	Inc.; Investor

Vincent Shunsky	Treasurer and Director	56	1978
	of Integral Vision, Inc.;
	Director, Treasurer and
	Vice President of Finance
	of Maxco, Inc.

William B. Wallace	Director of Integral Vision,	60	1990
	Inc.; Senior Managing Director
	of Equity Partners, Ltd.,
	a Bloomfield Hills, Michigan based
	private investment banking firm

     All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five years.

     Mr. Coon is also a Director of Maxco, Inc., the common stock of which is traded on the Nasdaq Stock Market.

     Mr. Mallory is also a Director of Maxco, Inc., the common stock of which is traded on the Nasdaq Stock Market.

During the year ended December 31, 2004, there were a total of four meetings of the Board of Directors. Max A. Coon was present at fewer than 75% of the meetings held during the period.

     The board of directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky. The Compensation Committee is responsible for establishing compensation for the Company’s Chief Executive Officer, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments. In addition, this committee is responsible for administering the Company’s Stock Option Plans, including designating the recipients and terms of specific option grants. The Compensation Committee met two times during the year ended December 31, 2004 to establish compensation criteria and levels and to grant options.

Director Nominations

     The Company does not have a standing nominating committee. Because of the small size of the Company and the technical nature of the industry in which the Company operates, the board believes it is appropriate for the duties of identifying nominees for election to the board of directors to be performed by the full board, whose members are identified above. No charter has been adopted for the nominating committee. Because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the board of directors performing duties regarding the nomination of director candidates. Nevertheless, two members of the board of directors are independent as defined in the listing standards of the Nasdaq Stock Market.

     The board of directors will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the board of directors must send a written notice by mail, c/o Investor Relations, Integral Vision, Inc., 38700 Grand River Avenue, Farmington Hills, Michigan 48335, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the shareholder making the recommendation and the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

     The board of directors will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The board of directors believes that a nominee recommended for a position on the Company’s board of directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For a new potential board member, the board of directors will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the board of directors include:

•	Personal integrity and high ethical character;

•	Professional excellence;

•	Accountability and responsiveness;

•	Absence of conflicts of interest;

•	Fresh intellectual perspectives and ideas; and

•	Relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

     The Company did not receive, by December 26, 2004, any recommended nominee from any shareholder.

Audit Committee and Committee Report.

     The board of directors has adopted a Charter to govern the operations of its Audit Committee. A copy of the Charter is included as an exhibit to this proxy statement. The Charter requires that the Audit Committee shall be comprised of at least two directors, each of whom is independent of management and the Company. As stated above, because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Audit Committee. However the Charter requires that each member of the Audit Committee be independent as defined in the listing standards of the Nasdaq Stock Market.

     For the year ended December 31, 2004 the board of directors appointed an Audit Committee whose members were William B. Wallace and Samuel O. Mallory. It is the opinion of the board of directors that the members of the Audit Committee are each independent under the above definition. In addition, the board of directors has determined that William B. Wallace meets the definition of a “financial expert” as defined in Item 401(h) of regulation S-K (17 CFR Section 299.401(h)). The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held four meetings during the year ended December 31, 2004.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

William B. Wallace
Samuel O. Mallory

Director Compensation

     Mr. Wallace earns $200 per meeting and $800 per month for his responsibilities as the Audit Committee Chairperson.

Communication With the Board of Directors

     Shareholders and other interested parties may communicate with the Board of Directors, including the independent directors, by sending written communication to the directors c/o the Chairman of the Board, 38700 Grand River Avenue, Farmington Hills, Michigan 48335. All such communications will be reviewed by the Chairman, or his designate, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products and services, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Chairman, or his designate.

     The Chairman shall maintain and provide copies of all such communications received and determined to be forwarded, to the Board of Directors in advance of each of its meetings. In addition, the Chairman will indicate to the board the general nature of communications that were not determined to be forwarded and such communications will be held until each board meeting to be reviewed by any interested director.

     The Company has a policy and practice of requiring all directors standing for election at an annual meeting of Shareholders to attend such meeting. All of the Company’s directors attended the Company’s annual meeting of its Shareholders held on May 6, 2004.

EXECUTIVE OFFICERS

     The following table sets forth information concerning the Executive Officers of the Company.

	Present Position with the
	Company and Principal		Served as
Name	Occupation	Age	Officer Since
Charles J. Drake	Chairman of the Board	64	1978
	and Chief Executive Officer
	of Integral Vision, Inc.

Mark R. Doede	President, Chief Operating	47	1989
	Officer and Chief Financial
	Officer of Integral Vision, Inc.

Arthur D. Harmala	Vice President of Marketing	61	1995
	of Integral Vision, Inc.

Andrew Blowers	Chief Technical Officer	37	2002
	of Integral Vision, Inc.

Mark A. Michniewicz	Vice President of Engineering	37	2002
	of Integral Vision, Inc.

Max A. Coon	Secretary and	70	1978
	Vice Chairman of the
	Board of Integral Vision, Inc.;
	President and Chairman
	of the Board of Maxco, Inc.

Vincent Shunsky	Treasurer and Director of	56	1978
	Integral Vision, Inc.; Treasurer,
	Vice President of Finance and
	Director of Maxco, Inc.

     All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as follows:

     Mark R. Doede was appointed as President and Chief Operating Officer of the Company in February 1998 and was appointed Chief Financial Officer in September 2002. Prior to that time, Mr. Doede served as Vice President and Chief Operating Officer of the Welding Products Division of the Company since 1996 and served the Company in various other capacities since 1980.

     Andrew Blowers was appointed as Chief Technical Officer in May 2002. Prior to that time, Mr. Blowers served as Manager of Advance Product Development for the Company since 1998 and as an Application Engineer from 1996 to 1998.

     Mark A. Michniewicz was appointed as Vice President of Engineering in May 2002. Prior to that time, Mr. Michniewicz served as Director of Engineering since 2000, Manager of Optical/Mechanical Engineering from January 2000 to May 2000 and Optical/Mechanical Engineer from 1994 to 2000.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors (the “Committee”) consists of Max A. Coon and Vincent Shunsky. Messrs. Coon and Shunsky, although officers of the Company, are also officers of Maxco, Inc., are paid by Maxco, Inc. and receive no compensation from the Company. Mr. Coon is also a director of Maxco, Inc.

Overview and Philosophy

     The Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Company’s executive compensation program are to:

•	Support the achievement of desired Company performance.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the executive officers’ interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of stock options.

     The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual’s circumstances warrant it.

Executive Officer Compensation Program

     The Company’s executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

     Base salary levels for the Company’s executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance. Due to the Company’s circumstances, base salary levels for certain of the Company’s executive officers were unchanged from the prior year.

Stock Option Program

     The stock option program is the Company’s long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s common stock.

     In May 2004 a stock option plan allowing the issuance of options on up to 1,000,000 shares of the Company’s common stock was approved by the Shareholders. This stock option plan provides for the grant of both options intended to qualify as “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code, as amended, and nonstatutory stock options which do not qualify for such treatment.

     The stock option plan authorizes a committee of directors to award executive and key employee stock options, as well as options to directors and nonemployees who are in a position to materially benefit the Company. Stock options are granted at an option price equal to the fair market value of the Company’s common stock on the date of grant, have ten-year terms and can have exercise restrictions established by the committee.

     Stock option plans authorizing options on shares of common stock of the Company on substantially the same terms were approved by the Shareholders in 1999 and 1995. The amount of shares authorized were 500,000 each for 1999 and 1995.

Deferred Compensation

     Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan. The 401(k) is a “cash or deferred” plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 20% of the employees’ contributions of up to 6% of their compensation. In addition, the Company may make a profit sharing contribution at the discretion of the Board. All full time employees of the Company who have completed six months of service are eligible to participate in the plan. Participants are immediately 100% vested in all contributions. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

     The Company provides medical benefits to the executive officers that are generally available to Company employees. In addition, executive officers may be provided with other benefits, such as life insurance and automobiles. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for any executive officer for fiscal 2004.

Chief Executive Officer

     Charles J. Drake has served as the Company’s Chief Executive Officer since 1978. His base salary for the 2004 year was $160,000. No bonus was paid to Mr. Drake for 2004. Due to the Company’s circumstances, Mr. Drake’s salary was unchanged from the prior year.

The Compensation Committee

Max A. Coon
Vincent Shunsky

Summary Compensation Table

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the other executive officers whose compensation for the 2004 year exceeded $100,000:

				Long Term Compensation
		Annual Compensation			All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Comp[1] ($)
Charles J. Drake	2004	160,000	—	—	—
Chief Executive Officer	2003	160,000	—	—	—
	2002	160,000	—	—	—

Mark R. Doede	2004	120,000	30,000	60,000	—
President and Chief Operating Officer	2003	120,000	—	40,000	—
	2002	120,000	—	50,000	—

Arthur D. Harmala	2004	100,000	—	—	1,324
Vice President of Marketing	2003	94,585	—	40,000	1,077
	2002	100,000	—	50,000	1,109

Andrew Blowers	2004	117,000	37,500	55,000	1,050
Chief Technical Officer	2003	90,000	60,000	40,000	1,800
	2002	90,000	41,000	55,000	1,568

Mark A. Michniewicz	2004	117,000	15,000	25,000	1,760
Vice President of Engineering	2003	97,750	—	25,000	1,173
	2002	97,750	—	55,000	1,268

[1]	Unless otherwise indicated, compensation in this category represents the Company’s 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan.

Options

     The following table summarizes option grants during 2004 to the executive officers named in the Summary Compensation Table above, and the potential realizable value of such options at assumed rates of appreciation.

Option Grants During 2004

	Individual Grants				Potential Realizable Value at
		% of Total Options	Exercise		Assumed Annual Rates of
	Options	Granted to	or Base		Stock Price Appreciation for
	Granted	Employees in Fiscal	Price	Expiration	Option Term
Name	(#)	Year	($/Sh)	Date	5% ($)	10% ($)
Charles J. Drake	—	0.0%	—	—	—	—
Mark R. Doede	30,000	13.4%	1.71	5/24/2014	83,562	133,059
Mark R. Doede	30,000	13.4%	1.03	8/23/2014	50,333	80,147
Arthur D. Harmala	—	0.0%	—	—	—	—
Andrew Blowers	25,000	11.2%	1.71	5/24/2014	69,635	110,882
Andrew Blowers	30,000	13.4%	1.03	8/23/2014	50,333	80,147
Mark A. Michniewicz	25,000	11.2%	1.71	5/24/2014	69,635	110,882

     The following table provides information on stock options (“Options”) exercised in 2004 by each of the named executive officers and the value of such officers’ unexercised options at December 31, 2004.

Year End Option Values

				Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
	Shares		FY-End	FY-End
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized ($)	Unexercisable	Unexercisable
Charles J. Drake	0	$0	0/0	$0/0

Mark R. Doede	50,000	$118,000	258,000/60,000	$134,900/2,400

Arthur D. Harmala	70,000	$120,100	118,000/0	$58,750/0

Andrew Blowers	55,000	$102,250	85,000/55,000	$68,175/2,400

Mark A. Michniewicz	0	$0	134,500/25,000	$109,550/0

Certain Relationships and Related Transactions

          Maxco, Inc., the Company’s principal shareholder, advanced the Company $138,855 in 2001 to permit the Company to meet its obligations. This loan, which matures in July 2005, is evidenced by a written document and provides for interest at the rate of prime plus 0.5%. The Company believes that the terms of this transaction are at least as favorable as it could obtain from outside sources. The Company has repaid this obligation to Maxco as of April 15, 2005.

     Additionally, Maxco provides consulting services to the Company. These services include assistance with financial statement preparation, compliance with governmental filing requirements, and assistance with certain financing arrangements. The Company and Maxco have agreed on terms for payment to Maxco for current and prospective services. The Board has determined that these services for the six months ending March 31, 2005 will be paid by the issuance of 42,000 shares of unregistered stock in the Company. Starting April 1, 2005, the Company will pay Maxco $8,750 per month for each month such services are rendered. The amount charged to operations in the fourth quarter of 2004 for this compensation amounted to $33,000 which is based on the average closing price of the Company’s common stock over that period.

     Certain of the Company’s officers and directors and shareholders holding 5% or greater interest in the Company are participants in the Company’s Note and Warrant Purchase Agreement, as amended by the Fourth Amended Note and Warrant Purchase Agreement dated March 5, 2004. These parties have loaned money to the Company in the amounts indicated below in return for promissory notes with interest at 10% (8% for Class 3 Notes issued after March 5, 2004) and warrants to purchase the Company’s common stock for prices set by the Board of Directors based on the market price for the Company’s stock at the date of issuance. Class 3 Notes are convertible into the Company’s common stock at prices set at a discount to the market at the date of issuance. Pursuant to the provisions of the Note and Warrant Purchase Agreement as amended, the exercise price of the warrants and the conversion price of the notes have been adjusted to $1 due to the recent sale of the preferred stock. The terms of the transactions with the person named below are the same as the other participants in the Note and Warrant Purchase Agreement as amended and the Company believes that they are as favorable as could be obtained from outside sources.

Name	Amount of Participation
P. Robert Klonoff	$55,000	[1]

(1)	Includes $25,000 for a trust of which Mr. Klonoff is sole trustee and $30,000 for a relative for which Mr. Klonoff holds power of attorney.

Compliance with Reporting Requirements

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers or beneficial owners of over 10% of any class of the Company’s equity securities to file certain reports regarding their ownership of the Company’s securities or any changes in such ownership. Andrew Blowers, Arthur Harmala, and Mark Michniewicz each failed to file a Form 4 on a timely basis to report a transaction during the year ended December 31, 2004. Such Forms have since been filed.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on the Dow Jones Industrial Technology Index (1) and the Russell 2000 Index (2) over the same period, assuming the investment of $100 in the Company’s Common Stock, the Electronic Equipment Index and the Russell 2000 Index on December 31, 1999, and reinvestment of all dividends.

(1)	The Dow Jones Electronic Equipment Index is composed of manufacturers and distributors of electronic products used in different industries.

(2)	The Russell 2000 Index is composed of the 2,000 smallest companies, having a median market capitalization of approximately $395 million, in the Russell 3000 Index.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following Table sets forth certain information as of April 15, 2005, as to the equity securities of the Company owned beneficially by beneficial owners of 5% or more of the Company’s securities, by each Director and Nominee, each of the Company’s Executive Officers listed in the Summary Compensation Table, and by all Directors and Officers of the Company as a group.

Amount and Nature of Beneficial Ownership

		Sole Voting and		Shared Voting and		% of
Name of Beneficial Owner	Title of Class	Investment Power		Investment Power		Class
Special Situations Fund (17)	Common Stock	1,850,000	(1)	—		7.73
153 East 53rd Street, 55th Floor	Series A Preferred Stock	3,700,000				52.86
New York, NY 10022

Bonanza Master Fund, LTD	Common Stock	1,250,000	(2)	—		5.36
300 Crescent Court, Suite 1740	Series A Preferred Stock	2,500,000				35.71
Dallas, TX 75201

SRB Management, L.P. (18)	Common Stock	375,000	(3)	—		1.67
300 Crescent Court, Suite 1111	Series A Preferred Stock	750,000				10.71
Dallas, TX 75201

Maxco, Inc.	Common Stock	2,919,054	(4)	—		12.90
1118 Centennial Way
Lansing, MI 48917

State Street Bank and Trust Company	Common Stock	3,672,472	(5)	—		14.26
as Trustee of the Textron Master Trust
One Enterprise Drive
North Quincy, MA 02172

J. N. Hunter	Common Stock	263,846	(6)	2,849,303	(7)	13.90
Industrial Boxboard Corporation
2249 Davis Court
Hayward, California 94545

John R. Kiely, III	Common Stock	3,619,865	(8)	10,200		16.35
17817 Davis Road
Dundee, MI 48131

P. Robert Klonoff	Common Stock	418,540	(9)	1,081,397	(10)	6.76
1631 North 201st Street
Shoreline, WA 98133

Charles J. Drake	Common Stock	2,582,303		—		11.69

Max A. Coon	Common Stock	657,996	(11)	—		2.98

Mark R. Doede	Common Stock	397,000	(12)	—		1.77

Arthur D. Harmala	Common Stock	190,000	(13)	—		*

Andrew Blowers	Common Stock	195,050	(14)	—		*

Mark A. Michniewicz	Common Stock	159,500	(15)	—		*

Vincent Shunsky	Common Stock	21,183		2,000		*

Samuel O. Mallory	Common Stock	25,000		—		*

William B. Wallace	Common Stock	—		—		*

All Directors and Officers as a Group (9 persons)	Common Stock	4,228,032	(16)	2,000		18.54
	Series A Preferred Stock	—		—		—

* Beneficial ownership does not exceed 1%.

(1)	Represents warrants for the purchase of Integral Vision Common Stock.

(2)	Represents warrants for the purchase of Integral Vision Common Stock.

(3)	Represents warrants for the purchase of Integral Vision Common Stock.

(4)	Includes warrants for the purchase of 550,871 shares of Integral Vision Stock held by Maxco which expire June 30, 2005.

(5)	Represents warrants for the purchase of Integral Vision Common Stock, which expire June 30, 2005.

(6)	Represents shares owned by Mr. Hunter’s IRA account.

(7)	Includes warrants for the purchase of 318,185 shares of Integral Vision Common Stock, all of which are owned by the Industrial Boxboard Corporation’s Employee Profit Sharing Plan (the “Profit Sharing Plan”), of which Mr. Hunter and his spouse are the sole trustees. The Industrial Boxboard Company, of which Mr. Hunter and his spouse are the sole general partners own 187,846 shares. The balance of the shares is held by the Profit Sharing Plan.

(8)	Includes warrants for the purchase of 114,684 shares of Integral Vision Common Stock. Mr. Kiely shares voting and investment power for 10,200 shares in another trust of which Mr. Kiely is the co-trustee.

(9)	Includes warrants for the purchase of 2,260 shares of Integral Vision Common Stock. Trusts for which Mr. Klonoff is the sole trustee own 416,280 shares.

(10)	Includes warrants for the purchase of 40,192 shares of Integral Vision Common Stock and includes 55,000 shares issuable upon the conversion of convertible notes. A relative for whom Mr. Klonoff holds power of attorney owns 560,130 of the 1,081,397 shares.

(11)	Includes 262,442 shares of Integral Vision stock held by Mr. Coon as custodian under the Uniform Transfers to Minors Act. Does not include shares of the Company held by Maxco, Inc., of which Mr. Coon is the President and Chairman of the Board and the owner of 28.6% of its common stock.

(12)	Includes 318,000 shares on which Mr. Doede holds options that he is eligible to exercise immediately or within the next 150 days.

(13)	Includes 118,000 shares on which Mr. Harmala holds that he is eligible to exercise immediately.

(14)	Includes 140,000 shares on which Mr. Blowers holds options that he is eligible to exercise immediately or within the next 150 days

(15)	Includes 159,500 shares on which Mr. Michniewicz holds options that he is eligible to exercise immediately or within the next 60 days

(16)	Includes 735,500 shares on which four officers hold options which they are eligible to exercise

(17)	Special Situations Fund is comprised of four separate funds

(18)	SRB Management, L.P. is comprised of three separate funds

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Company proposes to amend its Articles of Incorporation to increase the number of its no par value, non-cumulative, common stock from 31,000,000 to 41,000,000. There are no preemptive rights to the Company’s common stock. As of April 15, 2005, the Company had 22,084,076 common shares outstanding.

     On April 12, 2005, pursuant to a Securities Purchase Agreement, the Company sold 7,000 shares of Series A Convertible Preferred Stock at $1,000 per share, and as additional consideration under the Securities Purchase Agreement, issued Common Stock Warrants for the purchase of up to 3.5 million shares of common stock. Each share of the Series A Convertible Preferred Stock issued is convertible into 1,000 shares of unregistered common stock upon approval of an increase in the Company’s authorized shares of common stock at a meeting of the stockholders currently scheduled for May 26, 2005. Each holder of Series A Convertible Preferred Stock shall have the same voting rights as a holder of Common Stock having a number of shares of Common Stock equal to the number of Conversion Shares issuable upon conversion of such holder’s Preferred Stock in full as to such holder. The Common Stock Warrants for the purchase of up to 3.5 million shares of common stock are exercisable at $1.60 per share for a period of five years. The Company expects to use the net proceeds of the Securities Purchase Agreement to reduce certain Company debt, and for working capital. Under the Registration Rights Agreement, the Company is obligated to file a registration statement to register the shares of common stock resulting from the conversion of the Series A Convertible Preferred Stock and exercise of the Common Stock Warrants. Certain holders representing 51% of the common stock of the Company prior to the transaction agreed in Lock-Up Agreements to vote all their shares of common stock of the Company in favor of approval of an increase in the Company’s authorized shares of common stock such that the Company may reserve and issue the common stock resulting from the conversion of the Series A Convertible Preferred Stock and exercise of the Common Stock Warrants made part of the Securities Purchase Agreement. The parties to the Lock-Up Agreements agreed that they will not sell, offer, pledge, contract to sell, grant any option for the sale of, transfer or otherwise dispose of any of the common stock of the Company beneficially owned by, or issuable, to them until the initial Registration Statement filed by the Company is first declared effective by the SEC.

A primary reason for the proposal to amend the Articles of Incorporation to increase the authorized shares of common stock is to accommodate the issuance of the common stock private offerings, including those upon exercise of the Common Stock Warrants, under the Securities Purchase Agreement. Existing security holders will own a smaller percentage of the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Rehmann Robson served the Company as its independent auditors for the year ended December 31, 2004. A representative of Rehmann Robson is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

     During the years ended December 31, 2003 and December 31, 2004, Rehmann Robson billed the Company for its services as follows:

     Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2004 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the years:

2003:	$ 12,000
2004:	$ 42,300

Audit Related Fees.

2003:	There were no such fees
2004:	$ 2,100

Tax Fees.

2003:	There were no such fees
2004:	$ 7,150

Other Professional Services Fees.

2003:	There were no such fees
2004:	$ 3,850

     The Audit Committee of the Company’s Board of Directors is of the opinion that the provision of services described above was compatible with maintaining the independence of Rehmann Robson. All services rendered to the Company by Rehmann Robson are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Rehmann Robson’s core work, which is the audit of the Company’s consolidated financial statements. The Company’s Board of Directors has accepted the recommendation of the Audit Committee that the Company retain the firm of Rehmann Robson to serve as the Company’s independent auditors for the year ended December 31, 2005.

     The firm of Moore Stephens Doeren Mayhew (“Doeren”) served the Company as its independent auditors for the year ended December 31, 2002. Doeren resigned following completion of its audit of the Company’s financial statements for the year ended December 31, 2002 based on its decision to terminate its engagements with any publicly owned companies. Doeren’s report on the Company’s financial statements for the prior years ended December 31, 2002 and December 31, 2001 was qualified as to uncertainty regarding the Company’s ability to continue as a going concern. The report did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to any other uncertainty or as to audit scope or accounting principles. In connection with the audits of the Company’s financial statements for each of the years in the two-year period ended December 31, 2002, there were no disagreements between the Company and Doeren on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Doeren, would have caused Doeren to make reference to the matter in its report. The Company provided Doeren with a copy of this disclosure and requested Doeren to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 19, 2003, was filed as Exhibit 16 to the Company’s Form 10-K for the year ended December 31, 2002, which was filed with the Commission.

     During the year ended December 31, 2003, Doeren billed the Company for its services as follows:

     Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the year:

2003	$ 25,000

     Audit Related Fees. There were no such fees.

     Tax Fees. For the aggregate fees billed for services to the Company for tax compliance services.

2003	$ 7,000

     Other Professional Services Fees. There were no such fees.

SHAREHOLDER PROPOSALS

     Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received at the Company by December 8, 2005, for inclusion in the Company’s proxy statement and proxy form for that meeting. Where a Shareholder making a proposal does not choose to seek to have such proposal included in the Company’s proxy materials, such proposal will not be considered timely for submission at the next Annual Meeting unless it is received by the Company by February 21, 2006, and in such case, the Company’s proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Proposals should be directed to the attention of Investor Relations at the offices of the Company, 38700 Grand River Avenue, Farmington Hills, Michigan 48335.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

     Only one copy of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders. A separate copy of this proxy statement will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 38700 Grand River Avenue, Farmington Hills, Michigan 48335, telephone 248-471-2660. Shareholders at a shared address who wish to receive multiple copies of the Company’s proxy statement in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the forgoing address.

OTHER BUSINESS

     The Company’s management knows of no other matters that may come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

Max A. Coon
Secretary

INTEGRAL VISION, INC.
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and effective June 14, 2001 shall comprise at least two directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

INTEGRAL VISION, INC.
AUDIT COMMITTEE CHARTER
(Continued)

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors.

•	The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards, including matters required to be discussed by SAS 61. The committee is to make a recommendation to the Board of Directors each year as to whether the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Securities Exchange Commission. The committee will review the required disclosures to be made by the Company in the annual proxy statement of the Company and approve such disclosures prior to filing with the Securities Exchange Commission.

Adopted May 24, 2000 and amended as of April 15, 2005

INTEGRAL VISION, INC.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders
to be held May 26, 2005.

The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Integral Vision, Inc. (Integral Vision) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan on May 26, 2005, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the Proposals.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

1.	ELECTION OF DIRECTORS		For All Nominees	With- hold	For All Except

	M. Coon C. Drake S. Mallory	V. Shunsky W. Wallace

INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, mark the “For All Except” box and strike a line through the Name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2.	AMENDMENT TO ARTICLES OF INCORPORATION

The Company is authorized to amend its articles of incorporation to increase the number of shares of common stock, which it is authorized to issue from 31,000,000 to 41,000,000.

For Against Abstain

3.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy. DATED:               , 2005

Shareholder sign here          Co-owner sign here